UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – November 19, 2013

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 19, 2013, the common unitholders of Plains All American Pipeline, L.P. (the “Partnership”) approved the Plains All American 2013 Long-Term Incentive Plan (the “LTIP”). The LTIP became effective by its terms on the date of approval by the unitholders.

The LTIP consolidates the Partnership’s three previous long-term incentive plans (the Plans All American GP LLC 1998 Long-Term Incentive Plan, as amended (the “1998 Plan”), the Plains All American 2005 Long-Term Incentive Plan, as amended (the “2005 Plan”), and the Plains All American PPX Successor Long-Term Incentive Plan, as amended (the “PPX Plan” and, together with the 2005 Plan and the 1998 Plan, the “Prior Plans”) into a single plan through a consolidated amendment and restatement of the Prior Plans and authorizes an incremental 7 million common units that may be issued under the LTIP, in addition to any common units that remained available for issuance under the Prior Plans. Additionally, the LTIP specifically prohibits the repricing of options or unit appreciation rights in a manner that reduces the exercise price without the prior approval of the Partnership’s unitholders. The LTIP also clarifies certain administrative functions and certain settlement procedures. The employees of the Partnership’s general partner and its affiliates, and the non-employee members of the board of directors, will be eligible to receive grants under the LTIP.

The purpose of the LTIP is to align the interests of the Partnership’s employees, officers and directors with those of the Partnership’s unitholders by providing such employees, officers and directors incentive compensation awards that reward achievement of targeted distribution levels and other business objectives. In furtherance of such purpose, the LTIP provides for the issuance of a variety of equity based grants, including grants of (i) options, (ii) unit appreciation rights, (iii) restricted units, and phantom units, all of which may include tandem distribution equivalent rights.

The LTIP will be administered by the compensation committee of the board of directors of Plains All American GP LLC, the Partnership’s general partner. Such committee will have broad authority to administer the LTIP, including the power to (i) designate participants, (ii) determine the type or types of awards and the number of common units to be covered by any award, (iii) determine the terms and conditions of any award, and (iv) determine whether, and to what extent, and under what circumstances awards may be settled, exercised, canceled or forfeited. The LTIP will terminate on the earliest of (i) the date terminated by the board of directors or the plan administrator, or (ii) the date all available common units under the LTIP have been paid or issued.

The foregoing description of the LTIP in this Current Report on Form 8-K does not propose to be complete and is qualified in its entirety by reference to the previously reported information regarding the LTIP set forth in, and the form thereof attached as Annex A to, the Partnership’s definitive proxy statement filed on October 3, 2013.

Item 5.07. Submission of Matters to a Vote of Security Holders

A special meeting of common unitholders of the Partnership was held on November 19, 2013, at which unitholders were asked to consider and vote upon a proposal to approve the LTIP (the “LTIP Proposal”).

Under the New York Stock Exchange Listed Company Manual, the LTIP Proposal required the approval of a majority of votes cast at the special meeting. Votes “for” and “against” and abstentions counted as votes cast.

The number of votes cast with respect to the LTIP Proposal were as follows:

For	Against	Abstain	Broker Non-Votes	Votes For (as % of Votes Cast)
177,533,172	5,709,089	1,026,569	N/A	96.34%

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

10.1	Plains All American 2013 Long-Term Incentive Plan (incorporated by reference to Annex A to the Definitive Proxy Statement filed on October 3, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: November 21, 2013	By:	PAA GP LLC, its general partner

	By:	Plains AAP, L.P., its sole member

	By:	Plains All American GP LLC, its general partner

	By:	/s/ Richard McGee
Name: Richard McGee Title: Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Plains All American 2013 Long-Term Incentive Plan (incorporated by reference to Annex A to the Definitive Proxy Statement filed on October 3, 2013).

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